UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2012

SIMPLEPONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Congress Park Drive, Suite 304, Delray Beach, FL	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(561) 330-3500

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 23, 2012 we issued 900,000 shares of our common stock valued at $90,000 as compensation for services under the terms of an Advisory Agreement described later in this report under Item 9.01.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(2) of that act.

Item 7.01	Regulation FD Disclosure.

On August 2, 2012 SimplePons, Inc. issued a press release announcing the formation of the Advisory Committee to the Board of Directors and the appointment of Mr. Carmona to that committee.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of SimplePons, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On July 23, 2012 our Board of Directors established an Advisory Committee to provide it advice and guidance on business strategies and technology issues.  It appointed Adolfo Carmona to serve as the initial member of the Advisory Committee.

On July 23, 2012 we entered into an three year Advisory Agreement with Mr. Carmona pursuant to which we engaged him to provide various advisory services to us including, (i) brand advisory services to evaluate existing practices or establish new processes, (ii) corporate and product brand identity strategy development, (iii) corporate positioning, (iv) brand architecture analysis and system development, (v) advertising strategy development, (vi) creative and strategic resource identification and management, and (vii) new business support, as well as such additional related services as we may request from time to time.  As compensation for these services, we issued him 900,000 shares of our common stock valued at $90,000.  The agreement contains customary confidentiality and non-disclosure provisions.

The description of terms and conditions of the Advisory Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.11 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.11	Advisory Agreement dated July 23, 2012 by and between SimplePons, Inc. and Adolfo Carmona
99.1	Press release dated August 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLEPONS, INC.

Date: August 3, 2012	By:	/s/ Brian S. John
Brian S. John, Chief Executive Officer